Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CRIMSON MERGER SUB II, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 2023, AT 9:40 O’CLOCK A.M.

7507887 8100	Authentication: 203526434
SR# 20232726319	Date: 06-12-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

CRIMSON MERGER SUB II, LLC

This Certificate of Formation of Crimson Merger Sub II, LLC, is being duly executed by the undersigned, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.).

1.	The name of the limited liability company is Crimson Merger Sub II, LLC.

2.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 12th day of June, 2023.

/s/ Jacob Saracino
Name: Jacob Saracino
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:40 AM 06/12/2023
FILED 09:40 AM 06/12/2023
SR 20232726319 - File Number 7507887